EXECUTION COPY                                                    CONFIDENTIAL






                      AGREEMENT REGARDING SHARED INSURANCE


This Agreement Regarding Shared Insurance (hereinafter the "Agreement") is made as of the 30th day of October 2003, by and between

                       CompX International Inc. ("CompX")
                        Contran Corporation ("Contran");
              Keystone Consolidated Industries, Inc. ("Keystone");
                          Kronos Worldwide, Inc. ("KI")
                           NL Industries, Inc. ("NL");
                   Titanium Metals Corp. ("Titanium Metals");
                                       and
                             Valhi, Inc. ("Valhi");



(For convenience, each of the above entities and/or its subsidiaries may be referred to as a "Party," and collectively they may be referred to as the "Parties").

                                WITNESSETH THAT:

WHEREAS, the Parties are affiliated companies that have been, are, and in the future may be insured under a number of shared insurance policies that provide shared limits of available insurance; and

WHEREAS, although as of the date of this Agreement the Parties separately and collectively never have exhausted the total limits of insurance coverage available under any shared insurance agreement, the Parties wish to ensure that claims asserted under any of the shared insurance policies by any one Party will not unreasonably deprive other Parties of insurance that may be available to them.

                                   AGREEMENTS:

NOW, THEREFORE, in full consideration of the foregoing and of the mutual agreements herein contained, and intending to be legally bound, the Parties agree as follows:

1.       Definitions

The following definitions will apply to the listed terms wherever those terms appear throughout the Agreement as well as in any exhibits or attachments thereto. Moreover, each defined term stated in a singular form shall include the plural form, each defined term stated in plural form shall include the singular form, and each defined term stated in the masculine form or in the feminine form shall include the other.

     A. "Shared Insurance Policy" shall mean any one or more of the insurance policies listed on Exhibit "A" hereto, as well as any past, present or future insurance policies that provide insurance coverage to all of the Parties to this Agreement and where the policy provides for an aggregate limit for all claims during the policy period.

     B. "Covered Claim" shall mean any claim for insurance coverage that any Party may assert at any time under any Shared Insurance Policy that is covered in whole or in part under the terms and conditions of the Shared Insurance Policy in question, or that would be covered but for the fact that all available limits of insurance coverage under the Shared Insurance Policy in question already have been exhausted by another claim or claims of any Party.

     C. "Reimbursed Covered Claim" shall mean any Covered Claim for which any Party actually has received a total or partial insurance coverage under any Shared Insurance Policy.

     D. "Remaining Covered Claim" shall mean any Covered Claim or portion of a Covered Claim of any Party for which the available limits of insurance coverage under the Shared Insurance Policy in question already have been exhausted by a Reimbursed Covered Claim or Reimbursed Covered Claims of any Party or Parties.

2. Agreement

Whenever the available limits of insurance under any Shared Insurance Policy have been exhausted by a Reimbursed Covered Claim or Reimbursed Covered Claims submitted by one or more of the Parties, this Agreement will provide a mechanism by which the Parties will share financial responsibility for all Remaining Covered Claims.

Financial responsibility for each Remaining Covered Claim shall be divided among those Parties with Covered Claims for that policy. Each Party other than the holder of a particular Remaining Covered Claim shall indemnify and reimburse the holder of that Remaining Covered Claim for a percentage of that Remaining Covered Claim equal to the percentage of Covered Claims of the Indemnifying Party bears to the sum of all Parties' Covered Claims for the particular policy.

Any indemnification obligation required by this Agreement shall be paid within 60 days after a Party requests in writing indemnification from another Party or Parties with respect to a Remaining Covered Claim and provides a brief description of the Remaining Covered Claim, as well as identification of the Shared Insurance Policy that would, but for exhaustion of limits, provide coverage for the Remaining Covered Claim. If the insurer issuing the Shared Insurance Policy in question has taken the position that the claim would be covered and payable but for prior exhaustion of available limits of coverage, the claim conclusively will be considered by the Parties to be a Remaining Covered Claim. If the insurer issuing the Shared Insurance Policy in question has not or will not expressly state that a claim would be covered and payable but for exhaustion, the Parties will attempt in good faith to agree whether or not the claim is a Remaining Covered Claim. If the Parties cannot agree whether a claim is a Remaining Covered Claim, the question will be settled pursuant to the "Dispute Resolution" provisions of this Agreement.

3. Confidentiality

The Parties agree that all matters relating to the terms, negotiation and implementation of this Agreement, including documents and information exchanged during negotiations or relating to indemnification obligations and claims made hereunder, shall be confidential and are not to be disclosed except as required by law or regulation or by order of court or by agreement, in writing, of the Parties, except that, provided recipients agree to keep such information confidential, the Agreement may be disclosed to any officer, director, or parent corporation of any Party and any outside counsel, consultants, auditors or accountants of any Party.

In the event a private litigant, by way of document request, interrogatory, subpoena, or questioning at deposition or trial, attempts to compel disclosure of anything protected by this Section, the Party from whom disclosure is sought shall decline to provide the requested information on the ground that this Agreement prevents such disclosure. In the event such private litigant seeks an Order from any court or governmental body to compel such disclosure, or in the event that a court, government official, or governmental body (other than the Inland Revenue or Internal Revenue Service or other similar U.S. or foreign governmental taxation authorities) requests or requires disclosure of anything protected by this Agreement, the Party from whom disclosure is sought shall promptly give written notice by facsimile or hand-delivery to the other Party, and shall promptly provide copies of all notice papers, orders, requests or other documents in order to allow each Party to take such protective steps as may be appropriate in order to preserve the confidentiality of such information. Notice shall be made under this Paragraph to the persons identified in this Agreement.

4. No Modification

No change or modification of this Agreement shall be valid unless it is made in writing and signed by each of the Parties.

5. Execution

There will be two signed originals of this Agreement. This Agreement may be executed and delivered in counterparts, each of which when so executed and delivered shall be deemed an original and shall together constitute an entire Agreement. This Agreement may be executed and delivered by facsimile, each of which when so executed and delivered shall be deemed an original.


6. Governing Law

This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule.

7. Dispute Resolution

     A. The Parties agree to use their best efforts to resolve claims relating to this Agreement prior to instituting arbitration proceedings as set forth below. In the event such efforts are unsuccessful, the Parties agree that any controversy or claim arising out of or relating to this Agreement or any breach thereof, including without limitation, any disputes concerning the calculation of any settlement payment under this Agreement, shall be submitted to final and binding arbitration before a single arbitrator, who shall be a former judge or an attorney licensed to practice law in Texas with at least ten years' experience, and whom the Parties shall choose. If the Parties cannot agree on the arbitrator, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association that are in effect at the time the dispute is submitted to arbitration.

     B. To the extent the Parties are unable to agree, the commercial rules and procedures of the American Arbitration Association that were in effect on the date of execution of this Agreement shall apply to the arbitration. Texas law shall govern any arbitration.

     C. Any arbitration conducted in accordance with this Agreement shall be conducted in Texas or such other location as the Parties may agree. The Parties shall abide by the arbitrator's award, and judgment on that award may be entered by a court of competent jurisdiction in Texas , in accordance with Texas law.

8. Notices

Unless another person is designated, in writing, for receipt of notices hereunder, notices to the respective Parties shall be sent to the following person by facsimile transmission or overnight courier:

      CompX International Inc.:                  Darryl R. Halbert
                                                 Three Lincoln Centre
                                                 5430 LBJ Freeway
                                                 Suite 1700
                                                 Dallas, Texas  75240
                                                 (972) 233-1700 phone
                                                 (972) 448-1419 fax

      Contran Corporation:                       J. Mark Hollingsworth
                                                 Three Lincoln Centre
                                                 5430 LBJ Freeway
                                                 Suite 1700
                                                 Dallas, Texas  75240
                                                 (972) 233-1700 phone
                                                 (972) 448-1445 fax

       Keystone Consolidated Industries, Inc.    Bert D. Downing, Jr.
                                                 Three Lincoln Centre
                                                 5430 LBJ Freeway
                                                 Suite 1700
                                                 Dallas, Texas  75240
                                                 (972) 233-1700 phone
                                                 (972) 448-1408 fax

      Kronos Worldwide, Inc.                     Robert D. Graham
                                                 Three Lincoln Centre
                                                 5430 LBJ Freeway
                                                 Suite 1700
                                                 Dallas, Texas  75240
                                                 (972) 233-1700 phone
                                                 (972) 448-1445 fax

      NL Industries, Inc.                        Robert D. Graham
                                                 Three Lincoln Centre
                                                 5430 LBJ Freeway
                                                 Suite 1700
                                                 Dallas, Texas  75240
                                                 (972) 233-1700 phone
                                                 (972) 448-1445 fax

      Titanium Metals Corporation:               Joan Prusse
                                                 1999 Broadway
                                                 Suite 4300
                                                 Denver, Colorado  80202
                                                 303-296-5600 phone
                                                 303-291-1990 fax

      Valhi, Inc.:                               J. Mark Hollingsworth
                                                 Three Lincoln Centre
                                                 5430 LBJ Freeway
                                                 Suite 1700
                                                 Dallas, Texas  75240
                                                 (972) 233-1700 phone
                                                 (972) 448-1445 fax


9. Integration

This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all discussions, agreements and understandings, both written and oral, among the Parties with respect thereto.

10. Severability

This Agreement shall be binding upon and inure to the benefit of the Parties hereto. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired hereby.

11. Term

This Agreement may be terminated by each of the Parties upon one (1) year's written notice to the other Parties.

12. Assignment

This Agreement shall not be assignable by any Party without the prior written consent of the other except that any successor to the Party may assume the rights and obligations of the Party under this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the Parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.



IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives.


                            CompX International Inc.


                             By: /s/ Darryl Halbert

                          Its: Chief Financial Officer

                             Date: October 31, 2003




                      Contran Corporation


                      By:      /s/ J. Mark Hollingsworth

                      Its:     Vice President, General Counsel

                             Date: November 10, 2003




                     Keystone Consolidated Industries, Inc.


                            By: /s/ Bert Downing, Jr.

                            Its: Vice President, CFO

                             Date: October 28, 2003

                             Kronos Worldwide, Inc.


                        By:      /s/ Robert D. Graham

                        Its:     Vice President, General Counsel

                             Date: November 7, 2003




                                            NL Industries, Inc.

                            By:      /s/ Robert D. Graham

                            Its:     Vice President, General Counsel

                             Date: November 7, 2003





                          Titanium Metals Corporation.


                             By: /s/ Joan H. Prusse

                             Its:     Vice President, General Counsel

                             Date: November 7, 2003




                                            Valhi, Inc.


                         By:      /s/ J. Mark Hollingsworth

                         Its:     Vice President, General Counsel

                             Date: November 10, 2003

                                    EXHIBIT A



                            Shared Insurance Policies



1. Directors and Officers Liability (Primary and Excess)

2. Fiduciary liability

3. General Liability (U.S)

4. General Liability (Canada)

5. Excess Liability

6. Property

7. Deductible Buydown